Exhibit 23.1

CONSENT OF MSPC Certified Public Accountants and Advisors, P.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Dialysis Corporation of America on Form S-8, Registration No. 333-122455, pertaining to certain stock options under the 1999 Stock Incentive Plan of Dialysis Corporation of America, of our report dated February 27, 2009, relating to the consolidated financial statements and financial schedule of Dialysis Corporation of America included in the Annual Report on Form 10-K, for the year ended December 31, 2008.

MSPC
Certified Public Accountants and Advisors P.C.

February 27, 2009
Cranford, New Jersey